    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1997

                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------


                          PEDIATRIX MEDICAL GROUP, INC.
          -------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  FLORIDA                              65-0271219
      -------------------------------            ----------------------
      (STATE OR OTHER JURISDICTION OF                 (IRS EMPLOYER
      INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBER)

                              1455 NORTH PARK DRIVE
                         FORT LAUDERDALE, FLORIDA 33326
          -------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

      PEDIATRIX MEDICAL GROUP, INC. AMENDED AND RESTATED STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (FULL TITLE OF THE PLAN)
                               -------------------

                              ROGER J. MEDEL, M.D.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          PEDIATRIX MEDICAL GROUP, INC.
                              1455 NORTH PARK DRIVE
                         FORT LAUDERDALE, FLORIDA 33326
               ---------------------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (954) 384-0175
               ---------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                             Rebecca R. Orand, Esq.
                          Greenberg, Traurig, Hoffman,
                          Lipoff, Rosen & Quentel, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 579-0557
                               -------------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                       PROPOSED MAXIMUM         PROPOSED
          TITLE OF SECURITIES         AMOUNT TO BE      OFFERING PRICE     MAXIMUM AGGREGATE      AMOUNT OF
           TO BE REGISTERED            REGISTERED        PER SHARE (1)     OFFERING PRICE(1)   REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
COMMON STOCK,
  $.01 PAR VALUE..................   750,000 SHARES     $29.00 - $44.78       $26,269,740           $7,968
=================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of (i) the actual price of (a) $40.375 for an aggregate of 60,000 options, and (b) $29.00 for an aggregate of 446,636 options, to purchase Common Stock being registered, which have already been granted under the Company's Amended and Restated Stock Option Plan, and (ii) the average of the high and low sale price ($44.78) of the Common Stock on October 9, 1997 with respect to the 243,364 shares of Common Stock subject to future grants under the Amended and Restated Stock Option Plan.

                                Page 1 of 4 Pages
                           Exhibit Index at Page II-4

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference in this Registration Statement:

       The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

       (a) the Registrant's Registration Statement on Form S-8 (Registration No. 33-97672), filed with the Commission on October 3, 1995;(1)

       (b) the Registrant's Registration Statement on Form S-8 (Registration No. 333-07057);(2)

       (c) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

       (d) the Registrant's quarterly report on Form 10-Q (i) for the three months ended March 31, 1997, (ii) for the six months ended June 30, 1997, and all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since January 1, 1997; and

       (e) the description of the Registrant's Common Stock filed as a part of the Registrant's Registration Statement, as amended, on Form S-1 under the Securities Act of 1933 (Registration No. 33-95086).

       In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.


----------------------------
1 The Registration Statement on Form S-8 (Registration No. 33-97672), filed with the Commission on October 3, 1995 (the "Original S-8"), registered 1,500,000 shares of the Registrant's Common Stock.

2 At the Company's 1996 annual meeting of shareholders, held on May 8, 1996, the Company's shareholders approved an amendment to the Plan, which increased by 1,000,000 the number of shares available for grant under the Plan from 1,500,000 to 2,500,000. The Registration Statement on Form S-8, (Registration No. 33-07057) filed on June 28, 1996, registered the additional 1,000,000 shares; thus, the total number of shares registered on Form S-8 and available for grant under the Plan was 2,500,000. At the Company's 1997 annual meeting of shareholders, held on May 8, 1997, the Company's shareholders approved an amendment to the Plan, which increased by 750,000 the number of shares eligible for grant under the Plan from 2,500,000 to 3,250,000. After giving effect to the amendment to the Plan approved by the Registrant's shareholders at the Company's annual meeting, and the effectiveness of this Registration Statement on Form S-8, the total number of shares registered on Form S-8 and available for grant under the Plan will be 3,250,000.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida on October 14, 1997.

                                    PEDIATRIX MEDICAL GROUP, INC.

                                    By:/s/ Roger J. Medel, M.D., M.B.A.
                                       ---------------------------------------
                                        Roger J. Medel, M.D., M.B.A.
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Roger J. Medel, M.D., M.B.A. and Lawrence
M. Mullen his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                            TITLE                                DATE
           ---------                                            -----                                ----


/s/Roger J. Medel, M.D., M.B.A.                     President, Chief Executive                  October  14, 1997
----------------------------------------                Officer and Director
Roger J. Medel, M.D., M.B.A.                       (principal executive officer)


/s/M. Douglas Cunningham, M.D.                         Chief Medical Officer                    October  14, 1997
----------------------------------------                   and Director
M. Douglas Cunningham, M.D.

/s/Lawrence M. Mullen                                Vice President and Chief                   October  14, 1997
----------------------------------------       Financial Officer (principal
Lawrence M. Mullen                              financial and accounting officer)

/s/Cesar L. Alvarez                                          Director                           October  14, 1997
----------------------------------------
Cesar L. Alvarez

/s/Michael B. Fernandez                                      Director                           October  14, 1997
----------------------------------------
Michael B. Fernandez

/s/Albert H. Nahmad                                          Director                           October  14, 1997
----------------------------------------
Albert H. Nahmad

/s/Bruce R. Evans                                            Director                           October  14, 1997
----------------------------------------
Bruce R. Evans

/s/E. Roe Stamps, IV                                         Director                           October  14, 1997
----------------------------------------
E. Roe Stamps, IV

                                  EXHIBIT INDEX



     EXHIBIT                                                        SEQUENTIAL
     NUMBER                       DESCRIPTION                        PAGE NO.
     ------                       -----------                        --------

      4.1                 Registrant's Amended and Restated
                          Articles of Incorporation(1)

      4.2                 Registrant's Amended and Restated
                          Bylaws(2)

      4.3                 Pediatrix Medical Group, Inc. Amended
                          and Restated Stock Option Plan, as
                          amended(3)

      5.1                 Opinion of Greenberg, Traurig, Hoffman,
                          Lipoff, Rosen & Quentel, P.A.

      23.1                Consent of Coopers & Lybrand L.L.P.

      23.2                Consent of Greenberg, Traurig, Hoffman,
                          Lipoff, Rosen & Quentel, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

      24.1                Power of Attorney is included in the
                          Signatures section of this Registration
                          Statement

----------------------

(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form S-1 (Registration No. 33-95086).

(2) Incorporated by reference to Exhibit 3.2 filed with the Registrant's Registration Statement on Form S-1 (Registration No. 33-95086).

(3)   Incorporated by reference to Exhibit A filed with the Registrant's
      Schedule 14A filed on April 4, 1997.